THIS AGREEMENT made as of July 1, 2000 by and between Benjamin Callari, residing at 38 Second Avenue, Atlantic Highlands, NJ 07716 (hereinafter referred to as the "Employee") and High-Tech Travel Services Corporation,, a New Jersey Corporation having a principal place of business at 38 Second Avenue, Atlantic Highlands, NJ 07716 (hereinafter referred to as the "Employer").

         WHEREAS the parties hereto have negotiated a mutually satisfactory arrangement for the employment of the Employee by the Employer;

         Now Therefore, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. Employment. The Employer hereby employs the Employee to act as President and Chief Executive Officer of the Employer and to furnish such other services consistent with the Employees position as shall reasonably be requested by the Employer, and the Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall be three years commencing on July 1, 2000 (Start Date) This Agreement will terminate on the third anniversary of Start Date, unless sooner terminated as provided herein.

         3. Compensation.

                  As base compensation for the services rendered by the Employee, the Employer agrees to pay the Employee a base salary to be established from time to time by the Employer's President at an annual rate of not less than $125,000 until the termination of this Agreement, such basic salary to be paid to the Employee in equal bi-equal weekly installments of $4,807.69 each.

         4. Duties. The Employee shall provide services as, but not be limited to the usual services provided as President and Chief Executive Officer of the Employer. The Employee shall devote himself diligently and full time to the promotion of the Employer's interest and to the performance of his duties hereunder. The Employee will use his best efforts to faithfully discharge his duties to the Employer. During the term hereof and for a period of one year after the termination of his employment hereunder, the Employee will not be employed by, retained by or represent in any capacity any other person, firm or company engaged in business of a similar nature or in competition with the Employer, without the prior written consent of the Employer.

         The power to direct, control and supervise the duties to be performed by the Employee, the manner of performance and the time for performance shall be vested in the Board of Directors the Employer provided, however, that the Board shall not impose employment duties or constraints of any nature which would require the Employee to infringe any applicable law or rule governing a business of this nature.
         5. Working Facilities. The Employer will furnish the Employee with an office, technical and secretarial assistance and other facilities and services suitable to his position and adequate for the performance of his duties.

         6. Vacation.

         (a) The Employee shall be entitled to all legal Holidays recognized in the State of New Jersey.

         (b) The Employee shall be entitled to four weeks paid vacation during the course of each 12 months of his employment hereunder.

         7. Benefits. The Company will provide the Executive with the right to participate in and to receive benefits from all present and future welfare benefit plans, practices, policies and programs (including without limitation, medical, prescription drugs, dental, disability, salary, continuance, employee life, group life, accidental death and travel accident insurance plans and programs) available to comparable executives of the Company; in addition, as he becomes eligible, the Company will provide the Executive with the right to participate in all retirement plans, practices and programs, and all similar benefits, made available generally to comparable executives of the Company. The amount and extent of benefits to which the Executive is entitled shall be governed by each specific benefit plan offered by the Company, as it may be amended from time to time.

         8. Expenses. The Company shall promptly reimburse the Executive for reasonable travel and other business expenses incurred by the Executive in the performance of his duties hereunder in accordance with the Company's general policies, as they may be amended from time to time during the course of this Agreement.

         9. Termination of Employment

         (a) By Death. The Executive's employment shall terminate automatically upon his death. The Company shall pay to the Executive's beneficiaries or estate, as appropriate, the salary and bonus to which he is entitled pursuant to
Section 3 as of the date of his death. After the payments called for in this section 9(a) are made, the Company's obligations hereunder shall terminate. This section shall not affect entitlement of the Executive's estate or beneficiaries to death benefits under any benefit plan of the Company.

         (b) By Disability. The Company may terminate the Executive's employment at any time without notice and without liability if the Executive suffers any physical or mental disability that renders him totally disabled under the terms and provisions of any disability plan or program sponsored or maintained by the Company, or, in the absence of such plan or program, that in the Company's reasonable judgment would prevent the Executive from performing his duties under this Agreement with reasonable accommodation for a period of 120 consecutive days. The Company shall pay the salary and bonus to which the Executive is entitled pursuant to Section 3 through the date of termination. After the payments called for in this Section 9(b) are made, the Company's obligations hereunder shall terminate. This Section shall not affect the Executive's right to disability insurance proceeds, if applicable.

         (c) By Company for Cause. The Company may terminate the Executive's employment for cause (as defined below) at any time without notice and without liability. The Company shall pay the Executive the salary and bonus to which he is entitled pursuant to Section 3 through the date of termination, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for cause if:

                  (i) the Executive commits a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude;

                  (ii) the Executive is convicted of any misdemeanor involving moral turpitude;

                  (iii) the Executive is convicted of a felony.

         (e) Termination Obligations.

                  (i) The Executive hereby acknowledges and agrees that all personal property and equipment furnished or prepared by the Employee in the course of or incident to his employment, belongs to the Company and shall, if physically returnable, be promptly returned to the Company upon request of the Company upon termination of his employment. "Personal property" includes, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and Proprietary Information (as defined below). Following termination, the Employee will not retain any written or other tangible material containing any Proprietary Information.

                  (ii) Upon termination of his employment, the Employee shall be deemed to have resigned from all offices and directorships then held with the Company, and will execute a letter of resignation if requested by the Company.

         (f) Post Termination Obligations.

         (i) Proprietary Information Defined. "Proprietary Information" is all information and any idea in whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or to its clients, consultants, or business associates, including all tangible property used in the Company's business, whether owned by the Company as of the date of this Agreement or developed thereafter, unless: (i) the information is or becomes publicly known through lawful means; (ii) the information was rightfully in the Employee's possession or part of his general knowledge prior to his employment by the Company; or (iii) the information is disclosed to the Employee without confidential or proprietary restriction by a third party who rightfully possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from the Company.

         (ii) General Restrictions on Use of Proprietary Information. The Employee agrees that all Proprietary Information is property of the Company and he agrees to hold all Proprietary Information in strict confidence and trust for the sole benefit of the Company and not to, directly or indirectly, disclose, use, copy, publish, summarize, or remove from Company's premises any Proprietary Information (or remove from the premises any other property of the Company), except (i) during his employment to the extent necessary to carry out the Employee's responsibilities under this Agreement, and (ii) after termination of his employment as specifically authorized in writing by the Company's President or its Board.

         (iii) Non-Solicitation and Non-Raiding. To forestall the disclosure or use of Proprietary Information in breach of this agreement, and in consideration of this Agreement, Employee agrees that for a period of two years after termination of his employment, he shall not, for himself or any third party, directly or indirectly (i) divert or attempt to divert from the Company any business of any kind in which it is engaged, including, without limitation, the solicitation of its customers as to products which are directly competitive with products sold by the Company at the time of the Employee's termination, or interfere with any of its suppliers or customers, or (ii) solicit for employment by the Company during the period or such person's employment and for a period of one year after the termination of such person's employment with the Company.

         (iii) Non-Compete. For a period of one year following termination, or, if the Employee is terminated by the Company at will and not for cause, for a period of one year following the term of this Agreement, the Employee will not directly or indirectly, whether or not for compensation, and whether or not as an employee (i) engage in or have any financial interest in any business competing with the Company, or (ii) solicit or induce on behalf of any business competing with the business of the Company, any customer of the Company.

         10. Entire Agreement. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Employee by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement. This Agreement supersedes any prior agreements, written or oral, between the Company and the Employee concerning the terms of Employee's employment.

         11. Amendments, Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by the Employee and by a duly authorized officer of the Company other than Employee. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other of further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

         12. Severability; Enforcement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. The captions of this Agreement are not part of the provisions hereof and shall have not force or effect.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

         14. Voluntary Execution. Employee acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (b) that he has read and understands this Agreement, if fully aware of its legal effect, and has entered into it freely based on his own judgment.

         15. Arbitration. Any controversy between the Employee, his heirs or estate and the Company or any other officer, director, employee of the Company arising from, related to, or having any connection with this Agreement or with the Employee's employment by, or their association with, the Company, whether based on tort, contract, statutory, equitable, or other theories, shall be resolved by arbitration in accordance with the then-current employment arbitration rules, if available, or otherwise the commercial arbitration rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The location of the arbitration shall be the state of New Jersey.

         16. Withholdings. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

         17. Notice. Any notice required to be given by this Agreement shall be delivered in hand to the person to whom such notice is addressed or mailed to such person by certified mail to the following appropriate address:

     To Employer:
                           High-Tech Travel Services Corporation
                           38 Second Avenue
                           Atlantic Highlands, NJ 07716
     To Employee:
                           38 Second Avenue
                           Atlantic Highlands, NJ 07716

         18. Assignment. This agreement is for personal services and it may not be assigned or transferred by the Employee. It shall be binding on and enure to the benefit of the Employer and its successors and assigns.
         In Witness Whereof the parties hereto have caused this Agreement to be executed, sealed and delivered, in the case of the Employer by its officer thereunto duly authorized, as of the date first above written.

                                          High-Tech Travel Services Corporation.

                                          By:
                                               ---------------------------------
                                               /s/ Benjamin Callari
                                               ---------------------------------
                                                  Benjamin Callari